Exhibit 99.1

News Release

CONTACT: Gary Smith
(212) 697-2509
(212) 681-9817 (fax)

                   MEDIX RESOURCES TO PROVIDE TELEPHONIC PROGRESS REPORT

      NEW YORK,  December  5th - Medix  Resources  (AMEX:  MXR)  invites  its  shareholders, brokers,  fund  managers,  analysts,  and  other  interested  parties  to  listen  to a live telephonic  presentation by Chief Executive  Officer,  John Prufeta.  The conference call is scheduled for TUESDAY,  December 18, 2001 AT 11:00 AM EASTERN  STANDARD  TIME.  Mr.  Prufeta
will discuss  current  Company  developments  and will  incorporate  various topics that are submitted by  shareholders  via email or fax in advance.  As previously,  company  officials wish to  emphasize  that this  presentation  will be simply a periodic  update and  progress report, and should not be anticipated as a forum to announce any significant news event.

Please  submit  suggested  topics/questions  by fax to M.  DePalma at (212)  697-9817  or by
e-mail to MDEPALMA@CYMEDIX.COM BY THE CLOSE OF BUSINESS, THURSDAY, December 13, 2001.

To listen to the presentation,  please call the following  teleconferencing number and begin placing your calls 10 minutes before the hour:
      1-888-606-9535 (Domestic)
      1-415-228-3900 (International)
      PASSCODE:  MEDIX

For those unable to participate,  a replay will be available on THURSDAY,  December 20, 2001 at 3:00 p.m. EST. Please call:
       1-312-470-7130 (Domestic/ International)
      PASSCODE:  MEDIX

About Medix Resources, Inc.

Medix Resources, Inc., through its wholly owned subsidiary Cymedix Lynx Corporation,  is the developer and provider of the Cymedix(R)suite of fully secure,  Internet  based  transaction software  products,  that enable  communication of high value added  healthcare  information
among  physician  offices,   hospitals,   health  management   organizations  and  insurance
companies.  Additional  information  about Medix Resources and its products and services can be found by  visiting  its Web  sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by calling (800) 326-8773.

                                           # # #
Information in this press release  contains  forward-looking  statements  that involve risks and uncertainties that might adversely affect the Company's  operating results in the future to a material degree. Such risks and uncertainties include, without limitation,  the ability of the Company to raise capital to finance the  development  of its software  products,  the effectiveness  and the  marketability  of those  products,  the  ability  of the  Company to protect  its  proprietary  information,  and the  establishment  of an  efficient  corporate operating  structure  as the  Company  grows.  These and other risks and  uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000,  and its Form 10-Q for the third quarter of 2001,  which were filed with the Securities and Exchange  Commission on March 21,
2001,  and November 24, 2001,  respectively.  This  information is available from the SEC or the Company.